Exhibit 10.1

                        LOAN AND SECURITY AGREEMENT

                     RAMTRON INTERNATIONAL CORPORATION
                              MUSHKIN INC.

This LOAN AND SECURITY AGREEMENT dated effective as of July 1, 2005, among SILICON VALLEY BANK ("Bank"), whose address is 4410 Arapahoe Ave., Suite 200, Boulder, Colorado 80303 (facsimile no. 303-938-0486), and RAMTRON INTERNATIONAL CORPORATION and MUSHKIN INC. (individually a "Borrower" and jointly and severally "Borrowers"), whose address is 1850 Ramtron Drive, Colorado Springs, Colorado 80921 (facsimile no. 719-481-9294) provides the terms on which Bank will lend to Borrowers and Borrowers will repay Bank. The parties agree as follows:

1.  ACCOUNTING AND OTHER TERMS

All capitalized terms used herein shall have the meanings set forth in
Section 13 of this Agreement. Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.  LOAN AND TERMS OF PAYMENT

2.1  Promise to Pay.

Borrowers, jointly and severally, promise to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as set forth in this Agreement.

2.1.1 Revolving Advances.

     (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base; provided, however, until such time as an initial audit is completed or waived in writing by Bank, the aggregate amount of all outstanding Advances shall not exceed $500,000. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

     (b) To obtain an Advance, Borrowers must notify Bank by facsimile or telephone by 12:00 noon Pacific time on the Business Day the Advance is to be made. Borrowers must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to the deposit account of Borrowers listed on the Payment/Advance Form. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations that have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrowers will indemnify Bank for any loss Bank suffers due to such reliance.

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     (c)  The Committed Revolving Line terminates on the Revolving Maturity
          Date, when all Advances are immediately payable.

2.2  Termination of Commitment to Lend.

Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a Material Adverse Change.

2.3  Overadvances.

If Borrowers' Obligations under Sections 2.1.1 exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrowers must immediately pay Bank the excess.

2.4  Interest Rate, Payments.

     (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of one-half (0.5) percentage point above the Prime Rate, with a minimum interest rate of six percent (6%). The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a three hundred sixty
          (360) day year for the actual number of days elapsed.

     (b) Payments. Accrued interest on the Committed Revolving Line is due and payable on the first day of each month. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue. On the Revolving Maturity Date, Borrowers will pay all unpaid accrued interest and principal and all other amounts due with respect to the Committed Revolving Line.

     (c) Prepayments of Committed Revolving Line. Borrowers shall have the option to terminate the Committed Revolving Line only upon paying to Bank a termination premium equal to (i) one percent (1%) of the Committed Revolving Line if such termination occurs prior to the first anniversary of the date of this Agreement, or (ii) one-half of one percent (0.5%) of the Committed Revolving Line if such termination occurs after the first anniversary of the date of this Agreement. Notwithstanding the foregoing, the termination premium set forth in this Section 2.4(c) shall not apply in the event Borrowers refinance the Committed Revolving Line with Bank or an Affiliate of Bank.

2.4.1  Request to Debit Accounts.

Bank may debit any of Borrowers' deposit accounts for principal and interest payments or any amounts Borrowers owe Bank when due. Bank will notify Borrowers when it debits Borrowers' accounts. These debits are not a set-off.

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2.5  Fees.

Borrowers will pay:

     (a) Facility Fee. A fully earned, non-refundable facility fee of $40,000, $20,000 of which is due on the Closing Date and $20,000 of which is due on the first anniversary of the Closing Date.

     (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

     (c) Non-Utilization Fee. A non-utilization fee ("Non-Utilization Fee"), calculated on the last day of each fiscal quarter, equal to 0.15% multiplied by the difference between the Committed Revolving Line and the average daily outstanding balance of the Advances during that quarter. The Non-Utilization Fee shall be due and payable twenty (20) days after the end of each fiscal quarter.

3.  CONDITIONS OF LOANS

3.1  Conditions Precedent to Initial Credit Extension.

Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees in this document.

3.2  Conditions Precedent to all Credit Extensions.

Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a)  timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrowers' representation and warranty on that date that the representations and warranties of Section 5 are true as of such date. Borrowers shall notify Bank if any representation, warranty or schedule is untrue or needs to be updated; provided, however, that unless agreed to by Bank in writing, if such action constitutes a breach of any representation and warranty, such update shall not cure any such breach.

4.  CREATION OF SECURITY INTEREST

4.1  Grant of Security Interest.

Borrowers grant Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrowers' duties under the Loan Documents. Except for Permitted

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Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrowers fully satisfy the Obligations.

4.1.1  Authorization of Filing.

Borrowers authorize Bank to file financing statements without notice to Borrowers, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5.  REPRESENTATIONS AND WARRANTIES

Borrowers, jointly and severally, represent and warrant as follows:

5.1  Due Organization and Authorization.

Each Borrower and each Subsidiary is duly existing and in good standing in its state of incorporation or organization and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Except as set forth on the Schedule, neither Borrower has changed its state of formation or its organizational form of the entity or any organizational number (if any) assigned by its jurisdiction of formation.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrowers' formation documents, nor constitute an event of default under any material agreement by which Borrowers are bound. Borrowers are not in default under any agreement to which or by which they are bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2  Collateral.

Borrowers have good title to the Collateral, free of Liens except Permitted Liens or Borrowers have Rights to each asset that is Collateral. Borrowers have no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrowers, after the date hereof, intend to store or otherwise deliver the Collateral to such a bailee, then Borrowers will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrowers have no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3  Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrowers' Responsible Officers and legal counsel, threatened by or against Borrowers or any Subsidiary in which a likely

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adverse decision could reasonably be expected to cause a Material Adverse
Change.

5.4  No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrowers, and any Subsidiary, delivered to Bank fairly present in all material respects Borrowers' consolidated financial condition and Borrowers' consolidated results of operations as of the date of such financial statements. There has not been any material deterioration in Borrowers' consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5  Solvency.

The fair salable value of Borrowers' assets (including goodwill minus disposition costs) exceeds the fair value of their liabilities; the Borrowers are not left with unreasonably small capital after the transactions in this Agreement; and Borrowers are able to pay their debts (including trade debts) as they mature.

5.6  Regulatory Compliance.

Neither Borrower is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrowers are not engaged as one of their important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrowers have complied in all material respects with the Federal Fair Labor Standards Act. Borrowers have not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrowers' or any Subsidiary's properties or assets has been used by Borrowers or any Subsidiary or, to the best of Borrowers' knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7  Investments in Subsidiaries.

Borrowers do not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8  Full Disclosure.

No written representation, warranty or other statement of Borrowers in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not

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misleading.  It being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.  AFFIRMATIVE COVENANTS

Each Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1  Government Compliance.

Borrowers will maintain their and all Subsidiaries' legal existence and good standing in their jurisdictions of incorporation or organization and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a Material Adverse Change. Borrowers will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which they are subject, noncompliance with which would reasonably be expected to cause a Material Adverse Change.

6.2  Financial Statements, Reports, Certificates.

     (a) (i) Within five (5) days of filing, Borrowers will deliver to Bank copies of all statements, reports and notices made available to Borrowers' security holders or to any holders of Subordinated Debt, and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission, and (ii) within five (5) days of filing a report on Form 10-Q (or a report on Form 10-K for the fourth quarter) each fiscal quarter, Borrowers will deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

     (b) Within twenty (20) days after the last day of each month or, if no Advance is made, within thirty (30) days after the last day of each month, Borrowers will deliver to Bank a Borrowing Base Certificate showing Eligible Accounts signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable in a format reasonably acceptable to Bank.

     (c) Borrowers will allow Bank to audit Borrowers' Collateral at Borrowers' expense as reasonably determined by Bank, it being agreed that at least once every twelve (12) months is reasonable.

6.3  Taxes.

Borrowers will make, and cause each Subsidiary to make, timely payment of all federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.4  Accounts.

Borrowers will maintain a majority of their depository and operating accounts (determined both with respect to amount and number) with the Bank.

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6.5  Account Control Agreements.

In the event Borrowers maintain other depository and investment accounts with other financial institutions, Borrowers shall deliver to Bank no later than thirty (30) days after the Closing Date (or for new accounts after the date hereof, upon entering into such accounts) an account control agreement duly executed by Borrowers in a form acceptable to Bank in its good faith business judgment for such accounts.

6.6  Financial Covenants.

Borrowers will maintain as of the last day of each month:

     (a) Quick Ratio (Adjusted). A ratio of (i) Quick Assets to (ii) Current Liabilities of at least 1.75 to 1.00.

     (b) Tangible Net Worth. Tangible Net Worth plus Subordinated Debt of at least $4,500,000; provided, however, that such amount required to be maintained shall increase (and once increased, shall not decrease) by fifty percent (50%) of the amount of Borrowers' net income, if any, measured at the end of each fiscal quarter, beginning March 31, 2005.

6.7  Further Assurances.

Borrowers will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.  NEGATIVE COVENANTS

Neither Borrower will do any of the following without Bank's prior written consent for so long as Bank has an obligation to lend and there are any outstanding Obligations:

7.1  Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property outside the ordinary course of business of Borrowers.

7.2  Changes in Business, Ownership, Management or Locations of Collateral.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrowers or reasonably related thereto or have a change in the members of the board of directors of Ramtron International Corporation such that the members of the board prior to any vote or other action do not constitute at least a majority of the board of directors after such action or a change in the chief executive officer and the chief financial officer of Ramtron International Corporation or a change

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in its ownership of more than fifty percent (50%) of the voting power of all classes of voting equity interests of either Borrower (other than by the sale of Borrowers' equity securities in a public offering or to venture capital investors so long as Borrowers identify the venture capital investors prior to the closing of the investment). Borrowers will not, without at least thirty (30) days prior written notice, relocate their chief executive office, change their state of formation (including reincorporation), change their organizational number or name or add any new offices or business locations (such as warehouses) in which Borrowers maintain or store over $5,000 in Collateral.

7.3  Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (a) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (b)(i) in the event of a non-cash acquisition, the acquisition price is less than an amount equal to forty-nine percent (49%) of Borrower's Tangible Net Worth, or (ii) in the event of a cash acquisition, the acquisition price is less than an amount equal to thirty percent (30%) of Borrower's Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrowers.

7.4  Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness; provided, however, that Borrowers are allowed to pay $250,000 per year to National Semiconductor Corporation ("NSC") in accordance with the terms of the NSC settlement agreement entered into by a Borrower in 2004.

7.5  Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6  Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7  Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrowers except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a nonaffiliated Person.

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7.8  Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9  Compliance.

Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrowers' business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.  EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1  Payment Default.

If Borrowers fail to pay any of the Obligations within three (3) days after their due date, however, during such period no Credit Extensions will be made;

8.2  Covenant Default.

     (a)  If Borrowers fail to perform any obligation under Sections 6.2 or
          6.6 or violate any of the covenants contained in Article 7 of this Agreement, or

     (b) If Borrowers fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrowers and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

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8.3  Material Adverse Change.

If there (a) occurs a material adverse change in the business, operations, or financial condition of the Borrowers, or (b) is a material impairment of the prospect of repayment of any portion of the Obligations; or (c) is a material impairment of the value or priority of Bank's security interests in the Collateral (the foregoing being defined as a "Material Adverse Change");

8.4  Attachment.

If any material portion of Borrowers' assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrowers are enjoined, restrained, or prevented by court order from conducting a material part of their business or if a judgment or other claim becomes a Lien on a material portion of Borrowers' assets, or if a notice of lien, levy, or assessment is filed against any of Borrowers' assets by any government agency and not paid within ten (10) days after Borrowers receive notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrowers (but no Credit Extensions will be made during the cure period);

8.5  Insolvency.

If either Borrower becomes insolvent or if either Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against either Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6  Other Agreements.

If there is a default in any agreement between either Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7  Judgments.

If a money judgment(s) in the aggregate of at least $50,000 is rendered against either Borrower and is unsatisfied and unstayed for ten (10) days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8  Misrepresentations.

If either Borrower or any Responsible Officer of any Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.  BANK'S RIGHTS AND REMEDIES

9.1  Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

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     (a)  Declare all Obligations immediately due and payable (but if an
          Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrowers' benefit under this Agreement or under any other agreement between Borrowers and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrowers money of Bank's security interest in the funds and verify the amount of the Account. Borrowers must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrowers will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrowers it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrowers;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

     (g)  Dispose of the Collateral according to the Code.

9.2  Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrowers irrevocably appoint Bank as their lawful attorney to: (a) endorse Borrowers' name on any checks or other forms of payment or security; (b) sign Borrowers' name on any invoice or bill of lading for any Account or drafts against account debtors, (c) make, settle, and adjust all claims under Borrowers' insurance policies; (d) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (e) Bank may place a "hold" on any deposit account pledged as Collateral and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrowers' name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred.

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Bank's appointment as Borrowers' attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3  Bank Expenses.

If Borrowers fail to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4  Bank's Liability for Collateral.

If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.5  Remedies Cumulative.

Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6  Demand Waiver.

Borrowers waive demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrowers are liable.

10.  NOTICES

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight courier delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

                                    Page-12

     If to Borrowers:

          Ramtron International Corporation
          1850 Ramtron Drive
          Colorado Springs, CO 80921
          Attn:  Eric Balzer, CFO
          FAX:  719-481-9294

          Mushkin Inc.
          1850 Ramtron Drive
          Colorado Springs, CO 80921
          Attn:  Eric Balzer, CFO
          FAX:  719-481-9294

     If to Bank:

          Silicon Valley Bank
          4410 Arapahoe Ave., Suite 200
          Boulder, CO  80303
          Attn:  Mike Devery
          FAX:  303-938-0486

11.  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.  GENERAL PROVISIONS

12.1  Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrowers may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  Indemnification.

Borrowers will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrowers (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                                    Page-13

12.3  Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4  Severability of Provisions.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrowers and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6  Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7  Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrowers in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (a) to Bank's subsidiaries or affiliates in connection with their business with Borrowers, (b) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (c) as required by law, regulation, subpoena, or other order, (d) as required in connection with Bank's examination or audit, and (e) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  Attorneys' Fees, Costs and Expenses.

In any action or proceeding between Borrowers and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

                                    Page-14

13.  DEFINITIONS

13.1  Definitions.

In this Agreement:

"Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrowers in connection with their sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrowers and Borrowers' Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

"Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

"Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

"Bank Expenses" are all reasonable audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

"Borrowers' Books" are all Borrowers' books and records including ledgers, records regarding Borrowers' assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

"Borrowing Base" is eighty percent (80%) of Eligible Accounts as set forth on Borrowers' most recent Borrowing Base Certificate; provided, however, that Bank may lower such percentage after performing an audit of Borrowers' Collateral.

"Borrowing Base Certificate" is attached as Exhibit C.

"Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

"Closing Date" is the date of this Agreement.

"Code" is the Colorado Uniform Commercial Code, as applicable.

"Collateral" is the property described on Exhibit A.

"Committed Revolving Line" is an Advance or Advances of up to $4,000,000.

                                    Page-15

"Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

"Credit Extension" is each Advance or any other extension of credit by Bank for Borrowers' benefit.

"Current Liabilities" are the aggregate amount of Borrowers' Total Liabilities that mature within one (1) year.

"Eligible Accounts" are Accounts in the ordinary course of Borrowers' business that meet all Borrowers' representations and warranties in
Section 5; but, after performing an audit of Borrower's Collateral, Bank may change eligibility standards by giving Borrowers written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

     (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

     (c) Credit balances due and outstanding over ninety (90) days from invoice date;

     (d) Accounts for an account debtor, including its Affiliates, whose total obligations to Borrowers exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

     (e) Accounts for which the account debtor does not have its principal place of business in the United States or for which the original invoice shows a "bill to" or "ship to" address outside the United States, except for Eligible Foreign Accounts;

                                    Page-16

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (g) Accounts for which Borrowers owe the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (i) Accounts for which the account debtor is Borrowers' Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank reasonably believes there may be a legitimate basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; or

     (k) Accounts for which Bank reasonably determines collection to be doubtful.

"Eligible Foreign Accounts" are any Accounts in the ordinary course of Borrowers' business for which the account debtor does not have its principal place of business in the United States that (i) meet all Borrowers' representations and warranties in Section 5 and all of the requirements of Eligible Accounts (except for foreign status), and (ii) do not exceed $2,000,000.

"ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

"Event of Default" is defined in Section 8.

"GAAP" is generally accepted accounting principles.

"Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

"Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                                    Page-17

"Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrowers, and any other present or future agreement between Borrowers and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

"Material Adverse Change" is defined in Section 8.3.

"Non-Utilization Fee" is defined in Section 2.5(c).

"Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, including Advances and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank.

"Payment/Advance Form" is the form attached as Exhibit B.

"Permitted Indebtedness" is:

     (a) Borrowers' indebtedness to Bank under this Agreement or any other Loan Document;

     (b) Indebtedness existing on the Closing Date and shown on the Schedule;

     (c)  Subordinated Debt;

     (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

     (e)  Indebtedness secured by Permitted Liens.

"Permitted Investments" are:

     (a)  Investments shown on the Schedule and existing on the Closing Date;
          and

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one (1) year from its acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than one (1) year after issue.

"Permitted Liens" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrowers maintain adequate reserves on their Books, if they have no priority over any of Bank's security interests;

                                    Page-18

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrowers or their Subsidiaries incurred for financing the acquisition of the Equipment (whether pursuant to a loan, capital lease obligation or sale/leaseback transaction), or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

     (d) Licenses or sublicenses granted in the ordinary course of Borrowers' business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

     (e) Leases or subleases granted in the ordinary course of Borrowers' business, including in connection with Borrowers' leased premises or leased property; and

     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

"Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

"Quick Assets" is, on any date, the Borrowers' consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than twelve (12) months, determined according to GAAP.

"Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrowers.

"Revolving Maturity Date" is March 28, 2007.

"Rights", as applied to the Collateral, means the Borrowers' rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrowers' power to transfer rights in such Collateral to Bank.

"Schedule" is any attached schedule of exceptions.

"Subordinated Debt" is debt incurred by Borrowers subordinated to Borrowers' indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

"Subsidiary" is for any Person, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

                                    Page-19

"Tangible Net Worth" is, on any date, the consolidated total assets of Borrowers and its Subsidiaries minus, (a) any amounts attributable to (i) goodwill, (ii) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (iii) reserves not already deducted from assets, and (b) Total Liabilities.

"Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrowers' consolidated balance sheet, including all Indebtedness (including subordinated debt).

"Transfer" is defined in Section 7.1.

BORROWERS:

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
----------------------------
By: Eric A. Balzer

Title: CFO

MUSHKIN INC.

/s/ Eric A. Balzer
----------------------------
By: Eric A. Balzer

Title: CFO


BANK:

SILICON VALLEY BANK

/s/ Frank Amoroso
---------------------------
By: Frank Amoroso

Title: Vice President

                                    Page-20

                                   EXHIBIT A

The Collateral consists of all of Borrowers' right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrowers have rights now or hereafter has rights therein and wherever located:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrowers' custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrowers (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrowers' Books relating to the foregoing;

                                    Page-21

Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof; and

All Borrowers' Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    Page-22

                                   EXHIBIT B

Loan Payment/Advance Request Form
Deadline for same day processing is 12:00 noon P.S.T.

Fax To:                                               Date: ------------

=============================================================================
/  /Loan Payment:

           ---------------------------  Client Name (Borrowers)

From Account #-------------------       To Account #------------------------
               (Deposit Account #)                    (Loan Account #)

Principal $--------------------- and/or Interest $------------------------

All Borrowers' representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:--------------------- Phone Number:------------------

=============================================================================
/  /Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #---------------------      To Account #-----------------------
                  (Loan Account #)                     (Deposit Account #)

Amount of Advance $-------------------

All Borrowers' representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature: ------------------ Phone Number: ----------------------
=============================================================================
Outgoing Wire Request

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name:----------------- Amount of Wire: $--------------------

Beneficiary Bank:------------------ Account Number:---------------------
City and Sate:-----------------------

                                    Page-23

Beneficiary Bank Transit (ABA)#: - - - -
Beneficiary Bank Code (Swift, Sort, Chip, etc.): ------------
             (For International Wire Only)

Intermediary Bank:------------ Transit (ABA)#: -------------------------

For Further Credit to: ----------------------------------
Special Instruction: ------------------------------------------

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:-------------- 2nd Signature(If Required): -------------

Print Name/Title:------------------    Print Name/Title:-----------------

Telephone # -------------------    Telephone # -------------------
=============================================================================

                                    Page-24

                                    EXHIBIT C
                            BORROWING BASE CERTIFICATE
=============================================================================
Borrowers:                                              Bank:
Ramtron International Corporation                       Silicon Valley Bank
Mushkin Inc.                                            4410 Arapahoe
1850 Ramtron Drive                                      Avenue, Suite 200
Colorado Springs, CO 80921                              Boulder, CO 80303

Commitment Amount:     $4,000,000
=============================================================================
ACCOUNTS RECEIVABLE
1.     Accounts Receivable Book Value as of ------                   $-------
2.     Additions (please explain on reverse)                         $-------
3.     TOTAL ACCOUNTS RECEIVABLE                                     $-------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.     Amounts over 90 days due                                $-------
5.     Balance of 50% over 90 day accounts                     $-------
6.     Credit balances over 90 days                            $-------
7.     Concentration Limits                                    $-------
8.     Foreign Accounts (except for Eligible Foreign Accounts) $-------
9.     Governmental Accounts                                   $-------
10.    Contra Account                                          $-------
11.    Promotion or Demo Accounts                              $-------
12.    Intercompany/Employee Accounts                          $-------
13.    Disputed Accounts/Accounts Subject to Insolvency        $-------
14.    Other (please explain on reverse)                       $-------
15.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                          $-------
16.    Eligible Accounts (#4 minus #16)                              $-------
17.    LOAN VALUE OF ACCOUNTS (80% of #17)                           $-------

BALANCES
18.    Maximum Loan Amount                                     $-------
19.    Total Funds Available [Lesser of #19 or #18]                  $-------

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:---------------------------
         Authorized Signer

By:---------------------------
         Authorized Signer

                                    Page-25

                                   EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:          SILICON VALLEY BANK
             4410 Arapahoe Avenue, Suite 200
             Boulder, CO 80303

FROM:        Ramtron International Corporation
             Mushkin Inc.
             1850 Ramtron Drive
             Colorado Springs, CO 80921

The undersigned authorized officer of Ramtron International Corporation and Mushkin Inc. ("Borrowers") certifies that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"),
(i) Borrowers are in complete compliance for the period ending -------------- with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrowers is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant              Required                             Complies
-----------------------------   ------------------------------       --------
10-Q, 10-K, and other reports   Within 5 days after filing           Yes   No

A/R & A/P Agings                With SEC or delivery 30 days
                                after end of month
                                (20 days if Advances outstanding)    Yes   No

Borrowing Base Certificate      30 days after end of month
                                (20 days if Advances outstanding)    Yes   No

Financial Covenant                  Required          Actual        Complies
--------------------------------   -----------      -----------     --------
Maintain on a Monthly Basis:
  Minimum Quick Ratio (Adjusted)   1.75:1.00         -----:1.00      Yes   No
  Minimum Tangible Net Worth
  Plus Subordinated Debt           $4,500,000*      $-------         Yes   No

*Subject to adjustment as set forth in the Agreement.

                                   Page-26

                     Schedule to Loan and Security Agreement

The exact correct corporate name of Borrowers are (attach a copy of the information documents, e.g., articles, partnership agreement): Ramtron International Corporation and Mushkin Inc.

Borrowers' State of formation:       Ramtron International Corporation
                                     (Delaware); Mushkin Inc. (Colorado)

Borrowers have operated under only the following other names (if none, so state):

Mushkin Enhanced Memory

All other addresses at which the Borrowers do business are as follows (attach additional sheets if necessary and include all warehouse addresses):

1850 Ramtron Drive                     6185 Paseo del Norte, Suite 200
Colorado Springs, CO  80921            Carlsbad, CA  92009

333 West Colfax Avenue
Denver, CO 80204

Abbey House                            Nisso 11 Bldg. 3F, 2-3-4 Shin Yokohama
Grenville Place, Bracknell             Kohoku-ku, Yokohama-shi
Berkshire RG12 1BP                     Kanagawa-ken 222-0033
United Kingdom                         Japan

Borrowers have deposit accounts and/or investment accounts located only at the following institutions:

Wells Fargo and U.S. Bank

Permitted Liens:

NONE

Permitted Investments:

Ramtron International Corporation owns all of the outstanding capital stock of Mushkin Inc.

Permitted Indebtedness:

National Semiconductor Corporation

Borrowers are not subject to litigation which would have a material adverse effect on the Borrowers' financial condition, except the following (attach additional comments, if needed):

                                    Page-27

On April 6, 2004, the Company and National Semiconductor Corporation (National) entered into an agreement to settle their long standing patent interference dispute. The fifth remaining count of interference has been sent to a Special Master for a final ruling. We believe our business would not be materially affected by an adverse judgment by the Special Master on the remaining count of interference. The disposition of this matter, expected in 2005, is not expected to have a material adverse effect on our business, financial condition or results of operations.

Tax ID Number:   Ramtron:  84-0962308; Mushkin:  84-1549773

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